UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2013

PACWEST BANCORP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	00-30747	33-0885320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., Suite 1640

Los Angeles, CA 90067

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 286-1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On May 31, 2013, PacWest Bancorp, a Delaware corporation (the “Company”), completed its previously announced acquisition (the “Merger”) of First California Financial Group, Inc., a Delaware corporation (“First California”) pursuant to the terms of the Agreement and Plan of Merger, dated as of November 6, 2012 (the “Merger Agreement”), between First California and the Company.  At the effective time of the Merger, First California merged with and into the Company, with the Company continuing as the surviving corporation.

Pursuant to the terms and conditions set forth in the Merger Agreement, each outstanding share of First California common stock was converted into the right to receive 0.2966 of a share of the common stock of the Company (the “Exchange Ratio”).  Holders of First California’s Series A Convertible Perpetual Preferred Stock converted their shares of preferred stock into shares of First California common stock prior to the Merger.  Each outstanding option to purchase a share of First California common stock became fully vested and, immediately after the Effective Time, was cancelled and the holder became entitled to receive an amount per share in cash, without interest, equal to the excess if any of $8.00 less the exercise price.  Each share of restricted stock became fully vested and was converted into the right to receive a number of shares of outstanding common stock of the Company equal to the Exchange Ratio.  Each share of the Company’s common stock remained outstanding and was unaffected by the Merger.

Immediately prior to the Merger, First California redeemed all outstanding shares of its Non-Cumulative Perpetual Preferred Stock, Series C, from the United States Department of the Treasury for $25,146,379.45 in cash.

Simultaneously with the closing of the Merger, First California Bank, a wholly-owned bank subsidiary of First California, merged with and into Pacific Western Bank, a wholly-owned bank subsidiary of the Company, with Pacific Western Bank continuing as the surviving bank.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 9, 2012 and is incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 31, 2013, in connection with the completion of the Merger and as contemplated by the terms of the Merger Agreement, the board of directors of the Company (the “Board”) expanded the size of the Board by two to fifteen and appointed Mr. Joseph N. Cohen and Dr. Antoinette T. Hubenette (each of whom served as a director of First California prior to the effective time of the Merger) to the Board.  Compensatory arrangements for the two new directors will be consistent with the Company’s previously disclosed standard arrangements for non-employee directors.  Such arrangements are described in the Company’s proxy statement for its 2013 annual meeting filed on April 10, 2013, which descriptions are incorporated herein by reference.  Information relating to the new directors as to service or expected service of the new directors on committees of the Board has not been determined at the timing of this filing.

Item 8.01.                                        Other Events.

On May 31, 2013, the Company issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1

Item 9.01.                                        Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

The Company intends to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(b)  Pro forma financial information.

The Company intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(d)  Exhibits.

Exhibit Number		Description
2.	1

Agreement and Plan of Merger, dated as of November 6, 2012, by and between PacWest Bancorp and First California Financial Group, Inc. (attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 9, 2012 and incorporated herein by reference)

99.	1	Press Release, dated May 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACWEST BANCORP

Date: June 4, 2013	By:	/s/ Lynn M. Hopkins
	Name:	Lynn M. Hopkins
	Title:	Executive Vice President
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number		Description
2.	1

Agreement and Plan of Merger, dated as of November 6, 2012, by and between PacWest Bancorp and First California Financial Group, Inc. (attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 9, 2012 and incorporated herein by reference)

99.	1	Press Release, dated May 31, 2013